EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.0001 per share, of Cross Country, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 14, 2005.

     This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.

MORGAN STANLEY

By:	/s/ Peter R. Vogelsang

	Name:	Peter R. Vogelsang
	Title:	Authorized Signatory

MSDW CAPITAL PARTNERS IV, INC.

By:	/s/ Pratish S. Patel

	Name:	Pratish S. Patel
	Title:	Vice President

MSDW CAPITAL PARTNERS IV, LLC

By:	MSDW Capital Partners IV, Inc., as Institutional Managing Member

By:	/s/ Pratish S. Patel

	Name:	Pratish S. Patel
	Title:	Vice President

MORGAN STANLEY DEAN WITTER CAPITAL PARTNERS IV, L.P.

By:	MSDW Capital Partners IV, LLC, as General Partner
By:	Metalmark Subadvisor LLC, as attorney-in-fact

By:	/s/ Kenneth F. Clifford

	Name:	Kenneth F. Clifford
	Title:	Chief Financial Officer

MSDW IV 892 INVESTORS, L.P.

By:	MSDW Capital Partners IV, LLC, as General Partner
By:	Metalmark Subadvisor LLC, as attorney-in-fact

By:	/s/ Kenneth F. Clifford

	Name:	Kenneth F. Clifford
	Title:	Chief Financial Officer

MORGAN STANLEY DEAN WITTER CAPITAL INVESTORS IV, L.P.

By:	MSDW Capital Partners IV, LLC, as General Partner
By:	MSDW Capital Partners IV, Inc., as Institutional Managing Member of the General Partner

By:	/s/ Pratish S. Patel

	Name:	Pratish S. Patel
	Title:	Vice President

CCR MANAGEMENT A, LLC
CCR MANAGEMENT B, LLC
CCR MANAGEMENT C, LLC

By:	Each of their respective sole Members

By:	/s/ Leigh J. Abramson

	Name:	Leigh J. Abramson
	Title:	Authorized Signatory

CONCERT CAPITAL RESOURCES A, L.P.
CONCERT CAPITAL RESOURCES B, L.P.
CONCERT CAPITAL RESOURCES C, L.P.

By:	Each of their respective General Partners

By:	/s/ Leigh J. Abramson

	Name:	Leigh J. Abramson
	Title:	Authorized Signatory